UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 12, 2010
Date of Report (Date of earliest event reported)
COMPLETE PRODUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32858	72-1503959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Old Katy Freeway, Suite 300 Houston, Texas		77079
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 372-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On January 12, 2010, Mr. R. Graham Whaling notified the Board of Directors (the “Board”) of Complete Production Services, Inc. (the “Company”) of his decision to resign from the Board and as a member of the Audit Committee and Compensation Committee, effective at 5:00 p.m. on January 15, 2010. The resignation of Mr. Whaling was not based on any disagreements between Mr. Whaling and the Company relating to the Company’s operations, policies or practices.
     Mr. Whaling served on the Company’s Audit Committee and as chairman of the Company’s Compensation Committee. Effective immediately following Mr. Whaling’s resignation from the Board, the Board appointed Mr. James D. Woods, an existing member of the Board, to the Audit Committee and designated Mr. Michael M. McShane as chairperson of the Compensation Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2010	Complete Production Services, Inc.
	By:	/s/ Jose A. Bayardo
Jose A. Bayardo
Vice President and Chief Financial Officer